Exhibit (a)(1)(iv)

NOTICE OF WITHDRAWAL

HEALTHSOUTH CORPORATION

OFFER TO PURCHASE FOR CASH

UP TO $350,000,000 OF SHARES OF ITS OUTSTANDING COMMON STOCK

(CUSIP No. 421924)

(the “Common Stock”)

Pursuant to the Offer to Purchase, dated February 20, 2013

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, MARCH 19, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE COMPANY (AS MAY BE EXTENDED, THE “EXPIRATION DATE”).

The undersigned acknowledges receipt of the Offer to Purchase, dated February 20, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase, as amended and supplemented from time to time, the “Offer Documents”), constituting an offer (the “Offer”) by HealthSouth Corporation, a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer Documents, to purchase an aggregate of up to $350 million of shares of the Company’s outstanding Common Stock.

All withdrawals of the Company’s Common Stock previously tendered in the Offer must comply with the procedures described under “The Offer—Withdrawal rights” in the Offer to Purchase.

The undersigned has identified in the table below the Common Stock that are being withdrawn from the Offer.

DESCRIPTION OF COMMON STOCK TO BE WITHDRAWN
	Shares of Common Stock to be Withdrawn	Date(s) such Common Stock Were Tendered
CUSIP No. 421924

This form should only be used for withdrawals of Common Stock delivered through DTC if the undersigned needs to withdraw Common Stock on the Expiration Date and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Common Stock.

A DTC participant withdrawing Common Stock should fill out and sign this form and then fax it to Computershare Inc. (the “Depositary”), at its fax number listed on the back cover of the Offer to Purchase. Immediately after faxing this form, the DTC participant should telephone the Depositary at its telephone number listed on the back cover of the Offer to Purchase to confirm receipt and discuss any other steps it may need to take.

This form must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Common Stock being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

DTC Participant Number:

Transaction Code Number:

Date:                     , 2013

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of tenders of Common Stock will be determined by the Company. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company’s determinations of these matters. The Company reserves the absolute right to reject any or all tenders or withdrawals of Common Stock that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender or withdrawal as to particular Common Stock. A waiver of any defect or irregularity with respect to the tender or withdrawal of any Common Stock shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender or withdrawal of any other Common Stock except to the extent the Company may otherwise so provide. The Company will interpret the terms and conditions of the Offer. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company’s interpretation of the terms and conditions of the Offer. Tenders of Common Stock shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any tender or withdrawal of Common Stock, or will incur any liability to any holder for failure to give any such notification.

NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO WHETHER TO TENDER ANY COMMON STOCK. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF

ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT.